RELEASE

In exchange for the receipt of good and valuable consideration, the sufficiency of which is hereby acknowledged, Aftab Adamjee ("Adamjee") hereby agrees to release all claims against Nurses PRN, LLC, a Florida limited liability company ("Nurses PRN"), Robert Murphy ("Murphy"), and Linda Romano ("Romano") as follows:

Adamjee hereby releases and discharges Nurses PRN, Murphy, and Romano (collectively, the "Released Parties") from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demands whatsoever, in law, admiralty or equity, which Adamjee, his successors or assigns ever had, now have, or hereafter can, shall or may have against any or all of the Released Parties for, upon, or by reason of any matter, cause or thing whatsoever relating to Adamjee's capacity as a member and/or as a manager of Nurses PRN prior to the date hereof, except (i) for any obligations or liabilities of the Released Parties that arise or may arise as a result of the Asset Purchase Agreement effective as of __ day of June, 2005, by and among Nurses PRN Acquisition Corp., a Nevada corporation, Medical Staffing Solutions, Inc., a Nevada corporation, Nurses PRN, Adamjee, Robert Murphy, and Linda Romano, and the transactions contemplated thereby, (ii) for any obligations or liabilities of the Released Parties under that certain Indemnity and Guaranty Agreement dated June__, 2005 by and between Adamjee, Murphy, Romano, and Nurses PRN (the "Indemnity Agreement"), (iii) for any obligations or liabilities of Murphy and Romano under that Stock Pledge Agreement dated June__, 2005 from Murphy and Romano; and (iv) for any future obligations or liabilities of Murphy and Romano under the Operating Agreement for Nurses PRN.

AFTAB ADAMJEE
By: ______________________
Date: ______________________

STATE OF ____________)
 ):SS
COUNTY OF ___________)

The foregoing instrument was acknowledged before me this _____ day of ________________, 2005, by ________________________. He is personally known to me or ( ) has produced ____________________ as identification.

____
Notary Public, State of __________
Print Name: __________________
Seal:

ATTESTED
Tajuddin Qureshi
Advocate & Notary Public
Karachi - Pakistan

Tajuddin Qureshi Advocate Karachi Pakistan Notary Public

16 JUN 2005

ATTESTED TO TAKE EFFECT OUT OF PAKISTAN
PAKISTAN
UNDER NOTARY ORD: 1961